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EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-124140, 333-122628, 333-110855, 333-110854, 33-40730, 333-103573, 333-30610, 333-82309, 333-45869, 333-59516, 333-38378, 002-90009, 033-02761, 333-30610, 333-82309 and 33-59979), Form S-3 (333-120776, 333-49952, 333-48194) and Form S-3ASR (333-143634) of Molson Coors Brewing Company of our report dated February 21, 2008, relating to the consolidated financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appear in this Annual Report on Form 10-K.

PricewaterhouseCoopers LLP

Denver, Colorado
February 21, 2008

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM